UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2018

CABOT OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware     1-10447     04-3072771
(State or other jurisdiction      (Commission File Number)     (I.R.S. Employer
of incorporation)         Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
     Houston, Texas      77024
(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the “Company”) held on Wednesday, May 2, 2018, the Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 22, 2018. The certified vote results for each proposal were as stated below.

Proposal 1: The following nominees for directors were elected to serve one-year terms expiring in 2019:

	FOR	WITHHELD	BROKER NON-VOTES

Dorothy M. Ables	398,178,194	2,444,176	20,469,413

Rhys J. Best	389,487,707	11,134,663	20,469,413

Robert S. Boswell	394,428,996	6,193,374	20,469,413

Amanda M. Brock	399,768,357	854,013	20,469,413

Dan O. Dinges	393,519,354	7,103,016	20,469,413

Robert Kelley	389,899,220	10,723,150	20,469,413

W. Matt Ralls	395,276,807	5,345,563	20,469,413

Marcus A. Watts	399,566,917	1,055,453	20,469,413

Proposal 2:	The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2018 was ratified:

FOR	AGAINST	ABSTAIN

411,652,072	9,364,151	75,560

Proposal 3:	The non-binding advisory vote on the compensation of the Company’s named executive officers was approved:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

394,533,025	5,977,967	111,378	20,469,413

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Deidre L. Shearer
Deidre L. Shearer
Vice President and Corporate Secretary

Date: May 3, 2018

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